UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2007

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 5, 2007, G-III Leather Fashions, Inc., J. Percy for Marvin Richards, Ltd. and CK Outerwear, LLC, each a subsidiary of G-III Apparel Group, Ltd. and The CIT Group/Commercial Services, Inc., as Agent, and Bank Leumi USA, CIT, Commerce Bank, N.A., HSBC Bank USA, National Association, Israel Discount Bank of New York, Webster Business Credit, JP Morgan Chase Bank N.A. and Signature Bank, as Lenders, entered into Amendment No. 4 to the Financing Agreement, dated July 11, 2005. The Financing Agreement is a senior secured credit facility providing for borrowings in the aggregate principal amount of up to $195,000,000. The facility consists of a revolving line of credit and a term loan.

The amendment sets forth the covenants in the Financing Agreement for the fiscal year ending January 31, 2008 related to net worth, earnings before interest, taxes, depreciation and amortization, fixed charge coverage ratio and capital expenditures. The amendment also specifies the maximum amounts that may be borrowed during the year, lowers the applicable interest rate and revises permitted over advances. A copy of the amendment is attached hereto as Exhibit 10.1.

Item 1.02    Termination of a Material Definitive Agreement.

On March 6, 2007, G-III Leather Fashions, Inc., our subsidiary, entered into a Surrender Agreement, Lease Modification and Termination Agreement (the ‘‘Agreement’’) with 345 W. 37th Corp, as Landlord, to terminate the lease agreement, dated February 1, 2003, as amended as of April 1, 2004, between the Landlord and G-III Leather, as Tenant, with respect to our offices at 345 West 37th Street. The Landlord is a corporation owned by Morris Goldfarb, our Chairman and Chief Executive Officer, and Aron Goldfarb, his father and one of our directors until June 2005.

Pursuant to the Agreement and a related stipulation, we agreed to move out of these offices by May 31, 2007. Our administrative personnel currently located at 345 West 37th Street will move into other existing office space currently leased by us. The Landlord paid to us $833,500 to reimburse us for our unamortized leasehold improvements at 345 West 37th Street, moving costs, the cost to improve our existing space and other related costs.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Amendment No. 4, dated as of February 28, 2007, to Financing Agreement, dated as of July 11, 2005, as amended, by and among The CIT Group/Commercial Services, Inc., as Agent, the Lenders that are parties thereto, G-III Leather Fashions, Inc., J. Percy For Marvin Richards, Ltd., and CK Outerwear, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date:   March 6, 2007

By: /s/ Neal S. Nackman
Name: Neal S. Nackman Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 4, dated as of February 28, 2007, to Financing Agreement, dated as of July 11, 2005, as amended, by and among The CIT Group/Commercial Services, Inc., as Agent, the Lenders that are parties thereto, G-III Leather Fashions, Inc., J. Percy For Marvin Richards, Ltd., and CK Outerwear, LLC.